Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708

Website:  www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Endnotes

Filed in the office of Ross Miller Secretary of State State ofNevada	Document Number 20120094473-52
Filing Date and T1me 02/09/2012 12:07 PM
Entlty Number E0076612012-1

1.Nameof Corporation:	ALPHALA CORP.
2. Registered Agent for Service of Process: (check only one box)

X Commercial Registered Agent: INCORP SERVICES, INC.

Name

Noncommercial Registered Agent OR Office or Position with Entity

(name and address below) (name and address below)

Name of Noncommercial Registered Agent   OR   Name of Title ofi Office or Other Position with Entity

Nevada

Street Address City Zip Code

Nevada

Mailing Address (ii different from street address) City Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Number of shares shares with Par value without par value: 75000000 per share:$ 0.0010 par value: [0]
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page ii more than two directors/trustees)	1) IRINA PETRZHIKOVSKAYA-SEE ATTACHED Name 2360 CORPORATE CIRCLE-S HENDERSON NV 89074-7722 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional, see instructions)	The purpose of the corporation shall be: ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	INCORP SERVI-SEE ATTACHED X INCORP SERVICES, INC. Name Incorporator Signature 2360 CORPORATE CIRCLE-S HENDERSON NV 89074-7722 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named E X INCORP SERVICES, INC.	tity. 21912012 Date
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity